UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

DURATEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14292	22-2427618
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10100 Old Columbia Road, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 312-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                             Entry into a Material Definitive Agreement

Board of Director Compensation Schedule.

On February 8, 2005, the Compensation Committee of the Board of Directors of Duratek, Inc. (the “Corporation”) met and approved of the following compensation schedule for its members:

Schedule of Directors’ Compensation	Fee

Chairman of the Board	$50,000
Board of Directors Annual Retainer (other than Chairman)	$25,000
Audit Committee Chairman Annual Retainer	$5,000
Compensation Committee Chairman Annual Retainer	$5,000
Audit Committee Members Annual Retainer (other than Chairman)	$2,000

2004 Bonuses Awarded for Named Executive Officers.

On December 15, 2004, the Compensation Committee of the Board of Directors approved the following bonuses for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K and as set forth below) pursuant to the Executive Compensation Plan (“Executive Compensation Plan”), subject to final year end audit:

Named Executive Officers	Bonus Fiscal 2004

Robert E. Prince, President and Chief Executive Officer	$191,418
Robert F. Shawver, Executive Vice President and Chief Financial Officer	$103,251
C. Paul Deltete, Senior Vice President	$101,930
William R. Van Dyke, Senior Vice President	$115,887
Michael F. Johnson, Senior Vice President	$101,930

These bonuses were paid to the named executive officers in February 2005.  These bonuses were earned during 2004 by each named executive officer as a result of the Company exceeding its budgeted net income and cash flow objectives for 2004, which were established by the Compensation Committee in December 2003.

2004 Bonuses Awarded Under Senior Exeuctive Long Term Performance Award Plan.

On December 15, 2004, the Compensation Committee approved an award to Mr. Prince, Chief Executive Officer and President of the Company, and Mr. Shawver, Executive Vice President and Chief Financial Officer of the Company, of $446,260 and $301,910, respectively, under the Senior Executive Long Term Performance Award Plan, subject to final year end audit, with respect to the achievement in 2004 of performance criteria established by the Compensation Committee, which included the smooth exit of the Company’s long term controlling shareholder through the successful refinance and preferred stock repurchase transaction completed in December 2003, repaying $30 million in senior term debt in 2004, and significantly improving the operating margins of the business.  The awards were paid to these executive in February 2005.  Messrs. Prince and Shawver have used the awards under the Senior Executive Long Term Performance Award Plan to repay the remaining outstanding balances on loans the Company had made to them in May 1996.

Performance Goals Established for Fiscal Year 2005 under the Executive Compensation Plan.

The named executive officers are eligible for annual cash incentive compensation under the Executive Compensation Plan.  The Compensation Committee of the Board of Directors administers the Executive Compensation Plan.  Bonuses are paid to these eligible participants during the first quarter of the following fiscal year based upon annual corporate performance measures for that year as well as individual performance.  On December 15, 2004, the Compensation Committee established performance goals for fiscal year 2005 under the Executive Compensation Plan.  The specific amounts of the bonus that may be earned by each named executive officer is dependent upon the performance of the Company during the fiscal year as compared to budgeted net income and cash flows.  For 2005, the maximum amounts that the named executive officers are eligible to receive as a bonus under the Executive Compensation Plan is 60% of base salary for the Chief Executive Officer and 50% of base salary for all other named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATEK, INC.

Date: April 1, 2005	By:	/s/ Robert F. Shawver
Robert F. Shawver, Executive Vice President and Chief Financial Officer